Exhibit 10.2

THIS DOCUMENT WAS DRAFTED BY,

AND AFTER RECORDING, RETURN TO:

DeWitt Ross & Stevens S.C.

Paul A. Croake, Esq.

2 East Mifflin Street, Suite 600

Madison, WI 53703

608/283-5623

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT, made as of the 12th day of March, 2012, by DC-2775 NORTHWOODS PARKWAY, LLC, a Delaware limited liability company, whose principal office is located at c/o John E. Carter, 4211 West Boy Scout Blvd., Suite 500, Tampa, FL 33607 (“Borrower”), to AMERICAN FAMILY LIFE INSURANCE COMPANY, an insurance corporation organized and existing under the laws of the State of Wisconsin, whose address is Investment Division, 6000 American Parkway, Madison, Wisconsin 53783-0001 (“American Family”).

FOR VALUE RECEIVED, Borrower grants, transfers and assigns to American Family: (a) all of the right, title and interest of Borrower in and to any and all leases and any other agreements granting a possessory interest in the real property described in Exhibit A attached hereto (the “Premises”), together with any amendments or addenda to such leases and agreements and including any guarantees of such agreements, now or hereafter entered into, whether oral or written, (each such lease and related agreements and guarantees shall be referred to collectively hereafter as a “Lease”); (b) any and all extensions and renewals thereof; (c) the immediate and continuing right to collect and receive all rents, expense reimbursements or other income, payments and profits arising out of any Lease or out of the Premises or any part thereof (“Rents”); (d) the right to all proceeds payable to Borrower pursuant to any purchase options, if any, on the part of any Tenant under any Lease; and (e) all payments derived from any Lease including but not limited to claims for the recovery of damages done to the Premises or for the abatement of any nuisance existing thereon, claims for damages resulting from default under any Lease whether resulting from acts of insolvency or acts of bankruptcy or otherwise, and lump sum payments for the cancellation of any Lease or the waiver of any obligation or term thereof prior to the expiration date, and the return of any insurance premiums or ad valorem tax payments made in advance and subsequently refunded, all for the purpose of securing the following:

(i) Payment of the Indebtedness evidenced by the Note, including any extensions or renewals thereof, in the principal sum of Three Million Three Hundred Thousand and No/100 Dollars ($3,300,000.00) dated of even date herewith, executed and delivered by Borrower payable to the order of American Family secured, inter alia, by the Deed to Secure Debt, Assignment of Rents and Security Agreement, dated of even date herewith, granted by Borrower to American Family upon the Premises, and recorded in the County of Gwinnett, State of Georgia (the “Security Deed”) and the other Loan Documents securing the Note.

(ii) Payment of all other sums with interest thereon becoming due and payable to American Family as a result of this Assignment, or pursuant to any other Loan Documents. All payments required under the Loan Documents shall be included as Indebtedness secured hereby.

(iii) Performance and discharge of each and every obligation, covenant and agreement of Borrower under the Loan Documents.

BORROWER FURTHER COVENANTS, AGREES AND ASSIGNS AS FOLLOWS:

1. Performance of Leases. (a) To faithfully abide by, perform and discharge each and every material obligation, covenant and agreement of the Accredited Lease by Borrower, as landlord, to be performed; (b) to use its reasonable efforts to enforce or secure the performance of each and every material obligation, covenant, condition and agreement of any Lease to be performed by Tenant; (c) not to surrender, cancel, amend, modify, extend, renew, terminate, accept a surrender of, or in any way alter the terms of the Accredited Lease without the prior written consent of American Family, which consent shall not be unreasonably withheld, conditioned or delayed; (d) not to borrow against, pledge, or assign any rentals due under the Accredited Lease, nor consent to a subordination or assignment of the interest of the Accredited Tenant thereunder to any party other than American Family; (e) not to permit the prepayment of the rents thereunder for more than one (1) month in advance or reduce the amount of the rents and other payments thereunder; (f) not to waive, excuse, condone or in any manner release or discharge the Accredited Tenant under the Accredited Lease of or from their obligations, covenants, conditions and agreements to be performed by Accredited Tenant under the Accredited Lease without first securing the prior written consent of American Family, which consent shall not be unreasonably withheld, conditioned or delayed; (g) not to enter into any additional or renewal Lease of all or any part of the Premises except in conformity with the terms of the Security Deed.

In the event the Accredited Tenant of the Premises seeks for any reason to buy out or financially satisfy the Accredited Lease in whole or in part prior to normal expiration of the Accredited Lease, and obtains permission from Borrower and American Family to do so, all such proceeds shall, at the sole discretion of American Family, be applied to the Indebtedness in the order determined by American Family in its sole discretion.

2. Protection of Security. Borrower, at its sole cost and expense, agrees to appear in and defend any action or proceeding arising under, growing out of or in any manner connected or otherwise associated with any Lease or the obligations, duties or liabilities of Borrower thereunder, and to pay all costs and expenses of American Family, including attorneys’ and paralegals’ fees and costs, in any such actions or proceedings in which American Family in its sole discretion may appear.

3. Present Assignment. This Assignment shall constitute a perfected, present assignment, provided that Borrower shall have the right to collect, but not prior to accrual, all of the Rents and to retain, use and enjoy the same unless and until an Event of Default shall occur under any Loan Document and any applicable opportunity to cure under the Security Deed shall have expired. Following the occurrence of an Event of Default and the expiration of any applicable opportunity to cure, Borrower hereby releases and surrenders to American Family all rights to amend, modify or to in any way alter any Lease, and to take such action without the prior consent of Borrower.

4. Remedies. Upon or at any time during the continuance of an Event of Default, or if any material representation or warranty herein proves to be untrue, and after any applicable opportunity to cure under the Security Deed shall have expired, then American Family, without regard to waste, adequacy of the security or solvency of Borrower, may declare all Indebtedness immediately due and payable, may revoke the privilege granted Borrower hereunder to collect the Rents, and may, at American Family’s option, either:

(a) In person or by agent, with or without taking possession of or entering the Premises, with or without bringing any action or proceeding, give, or require Borrower to give, notice to any Tenant under any Lease authorizing and directing such Tenant to pay all Rents directly to American Family; collect all of the Rents; enforce the payment thereof and exercise all of the rights of Borrower under any Lease and all of the rights of American Family hereunder; and may enter upon, take possession of, manage and operate the Premises, or any part thereof; may cancel, enforce or modify any Lease, and fix or modify Rents, and do any acts which American Family deems proper to protect the security hereof; or

(b) Apply for appointment of a receiver in accordance with applicable statutes and law, to which receivership Borrower hereby consents, who shall collect the Rents; manage the Premises so as to prevent waste; execute any Lease within or beyond the period of receivership; exercise the remedies and perform the terms of this Assignment and apply the Rents as hereinafter provided. The terms and provisions contained in Section 6.3 of the Security Deed are hereby incorporated by reference and shall govern the appointment of a receiver under this Assignment.

Any Rents collected pursuant to the terms of this Section hereof shall be applied in the following order: (a) to payment of all fees of any receiver appointed hereunder; (b) to payment when due of prior or current Impositions or, if the Security Deed so requires, to the periodic escrow for payment of the Impositions when due; (c) to payment when due of Insurance Premiums of the type required by the Security Deed or, if the Security Deed so requires, to the periodic escrow for the payment of Insurance Premiums when due; (d) to payment of the costs and expenses of operation and management of the Premises and collection of the Rents, including reasonable attorneys’ fees; (e) to payment of all costs and expenses for normal maintenance of the Premises, including such Tenant improvements, capital repairs, capital improvements and leasing commissions as American Family may reasonably deem appropriate; and (f) to the performance of the landlord’s obligations under any Lease. Any Rents remaining after application of the above items shall be applied to the Indebtedness on a monthly basis.

The entering upon and taking possession of such Premises, the appointment of a receiver, or the collection of such Rents and the application thereof as herein provided shall not cure or waive any default or waive, modify or affect notice of default under the Security Deed or invalidate any act done pursuant to said notice, nor in any way operate to prevent American Family from pursuing any remedy which now or hereafter it may have under the terms and conditions of the Security Deed or the Note secured thereby or any other Loan Documents securing the same.

5. No Liability for American Family. American Family shall not be obligated to perform or discharge, nor does it undertake to perform or discharge, any obligation, duty or liability under any Lease nor shall this Assignment operate to place any responsibility for the control, care, management or repair of the Premises or responsibility for the collection of Rents upon American Family or for the carrying out of any of the terms and conditions of any Lease; nor shall it operate to make American Family responsible or liable for any waste committed on the Premises, or for any dangerous or defective condition of the Premises resulting in loss or injury or death to any Tenant, licensee, employee or stranger. American Family shall be required to account only for such moneys as are actually received by it and shall not be obliged to pay any interest on Rents received by it under this Assignment.

6. Borrower to Hold American Family Harmless. Borrower agrees to indemnify and to hold American Family harmless from any and all liability, loss or damage which American Family incurs under any Lease or under or by reason of this Assignment, and from any and all claims and demands whatsoever which may be asserted against American Family by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease, except this indemnity shall not apply to any liability to the extent caused by the gross negligence or willful misconduct of American Family or first arising from and after the date that American Family or another party takes possession of the Premises or acquires title to the Premises through foreclosure or a deed in lieu of foreclosure. Should American Family incur any such liability, or incur costs in the defense of any such claims or demands, the amount thereof, including costs, expenses, and reasonable attorneys’ and paralegals’ fees and costs, shall be secured hereby and shall be added to the Indebtedness and Borrower shall immediately reimburse American Family therefor upon demand, except American Family shall bear its own costs of defense for any liabilities to the extent caused by American Family’s gross negligence or willful misconduct. The continuing failure of Borrower so to do shall constitute an Event of Default.

7. Security Deposits. Borrower agrees, upon demand following an Event of Default and the expiration of any applicable opportunity to cure under the Security Deed, to transfer to American Family all security deposits, if any, held by Borrower under the terms and provisions of any Lease. Borrower agrees that such security deposits may be held by American Family without any allowance for interest thereon, except statutory interest accruing to the benefit of any Tenant, and shall become the absolute property of American Family upon an occurrence of an Event of Default and the expiration of any applicable opportunity to cure under the Security Deed, subject to any rights of any such Tenant. Such security deposits in the event of a default by any Tenant, shall be applied in accordance with the provisions of any such Lease. Until American Family makes such demand and the deposits are paid over to American Family, American Family assumes no responsibility to any Tenant for any such security deposit. Borrower agrees to immediately reimburse American Family, upon request, for any security deposits received by Borrower and not remitted to American Family, which are paid to any Tenant of Borrower by American Family.

8. Authorization to Tenants. Each Tenant under any Lease is irrevocably authorized and directed to recognize the claims of American Family or any receiver appointed hereunder without investigating the reason for any action taken by American Family, or such receiver, or the validity or the amount of Indebtedness owing to American Family, or the existence of any default under or by reason of any of the Loan Documents or the application to be made by American Family or any receiver. Upon the occurrence of an Event of Default and the expiration of any applicable opportunity to cure under the Security Deed, Borrower irrevocably directs and authorizes each such Tenant to pay to American Family or such receiver all sums due under any Lease without the necessity of a judicial determination that a default has occurred under any of the Loan Documents or that American Family is entitled to exercise its rights hereunder. Upon the occurrence of an Event of Default and the expiration of any applicable opportunity to cure under the Security Deed, Borrower irrevocably directs and authorizes each such Tenant to pay to American Family all sums due under any Lease. To the extent such sums are paid to American Family, Borrower agrees that each such Tenant shall have no further liability to Borrower for the same. The sole signature of American Family or such receiver shall be sufficient for the exercise of any rights under this Assignment. The sole receipt of American Family or of such receiver for any sums received shall be a full discharge and release therefor to any such Tenant or occupants of the Premises. Checks for all or any part of the Rents collected under this Assignment shall, upon notice from American Family or such receiver, be drawn payable to the exclusive order of American Family or such receiver.

9. Satisfaction. Upon payment in full of all Indebtedness as evidenced by a recorded release of the Security Deed executed by American Family, or its subsequent assigns, this Assignment shall, without the need for any further satisfaction or release, become null and void and be of no further effect.

10. American Family Creditor of Tenant. Upon an Event of Default and the expiration of any applicable opportunity to cure under the Security Deed, Borrower agrees that American Family, and not Borrower, shall be and be deemed to be a creditor of any Tenant with respect to assignments for the benefit of creditors, bankruptcy, reorganization, insolvency, dissolution, or receivership proceedings affecting such Tenant, (without obligation on the part of American Family, however, to file or make timely filings of claims in such proceedings or otherwise to pursue creditor’s rights therein, and reserving the right to Borrower to make such filing in such event) with an option to American Family to apply any money received by American Family as such creditor in reduction of the Indebtedness in the order determined by American Family in its sole discretion.

11. American Family Attorney-in-Fact. Upon an Event of Default and the expiration of any applicable opportunity to cure under the Security Deed, Borrower irrevocably appoints American Family, its successors and assigns, as its agent and attorney-in-fact, which appointment is coupled with an interest, to: (a) exercise any rights or remedies hereunder and to execute and deliver during the term of this Assignment such instruments as American Family may deem necessary to make this Assignment and any further assignment effective and absolute; and (b) demand, receive, and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of Borrower or in the name of American Family, for all Rents or other sums payable under the Lease.

12. Subsequent Leases; Rent Roll. Until the Indebtedness is paid in full, Borrower shall deliver to American Family executed copies of any and all other and future Leases and agrees to make, execute and deliver unto American Family, upon demand, and at any time or times, any and all assignments and other instruments sufficient to assign the Leases and the Rents thereunder to American Family or that American Family may deem advisable for carrying out the true purposes and intent of this Assignment. Borrower agrees to furnish to American Family by April 30th following each calendar year when the Premises is not fully occupied by Tenant, a certified rent roll of the Premises dated as of the end of such calendar year disclosing current Tenants, tenancies, Leases, Lease income and such other matters as American Family may reasonably request. Such rent roll, or accompanying documentation, shall additionally identify space which is not leased and shall certify that the Leases are free of defaults by Borrower, and to Borrower’s knowledge, by Tenants (or if a default exists, the nature of such default).

13. Recourse. American Family shall have full recourse for payment of Indebtedness evidenced by the Note to the Leases and Rents assigned hereunder and to all other assets of Borrower. Notwithstanding anything to the contrary contained in this Assignment, the liability of Borrower for the Indebtedness and for the performance of other agreements, covenants and obligations contained herein shall be limited as set forth in the Note.

14. General Assignment of Leases and Rents. The rights contained in this Assignment are in addition to and shall be cumulative with the rights given and created in Article 2 of the Security Deed, assigning generally all Leases, rents and profits of the Premises and shall in no way limit the rights created thereunder.

15. No Mortgagee or Beneficiary in Possession. Nothing herein contained and no actions taken pursuant to this Assignment shall be construed as constituting American Family a “‘Mortgagee’ or ‘Beneficiary’ in Possession”, unless American Family assumes actual possession of the Premises.

16. Continuing Rights. The rights and powers of American Family or any receiver hereunder shall continue and remain in full force and effect until all Indebtedness is paid in full or released in writing by American Family.

17. Successors and Assigns. This Assignment and each and every covenant, agreement and provision hereof shall be binding upon Borrower, its successors and assigns including without limitation each and every record owner of the Premises, from time to time, or any other person having an interest therein and shall inure to the benefit of American Family, its successors and assigns. As used herein the words “successors and assigns” shall also be deemed to mean the heirs, executors, representatives and administrators of any natural person who is a party to this Assignment.

18. Governing Law. Borrower and American Family agree, notwithstanding any conflict of law principles, that this Assignment is intended to and shall be governed by the internal laws of the State of Georgia.

19. Validity Clause. It is the intent of this Assignment to confer unto American Family the rights and benefits hereunder to the full extent allowable by law. The unenforceability or invalidity of any provision or provisions hereof shall not render any other provision or provisions of this Assignment unenforceable or invalid. Any provisions found to be unenforceable shall be severable from this Assignment.

20. Notices. Any notice which any party hereto may desire or may be required to give to any other party shall be in writing and the mailing thereof by certified mail, or its equivalent, to the respective party’s address as set forth above or to such other place as such party may by notice in writing designate as its address, shall constitute service of notice.

21. Defined Terms. All terms used in this Assignment which appear in boldface type and are not defined herein, shall have the meaning ascribed to such term or terms in the Security Deed.

22. Costs of Enforcement. To the extent permitted by law, Borrower agrees to pay American Family its reasonable attorneys’ and paralegals’ fees and costs, including all fees and costs incurred in litigation, mediation, arbitration, bankruptcy and administrative proceedings, and appeals therefrom, and all court costs and other Recoverable Costs, incurred by American Family in the exercise of any right or remedy available to it under this Assignment, whether or not suit is commenced. Whenever reference is made to the payment of “attorneys’ fees,” “reasonable attorneys’ fees” or words of similar import in this Assignment, the same shall mean and refer to the payment of actual attorneys’ fees incurred based upon the attorney’s normal hourly rate and the number of hours worked, and not the statutory attorneys’ fees defined in O.C.G.A. Section 13-1-11

IN WITNESS WHEREOF, Borrower has caused this Assignment to be executed as the authorized deed and voluntary act of said Borrower as of the date first above written.

DC-2775 NORTHWOODS PARKWAY, LLC,
a Delaware limited liability company
Signed, sealed and delivered in the presence of:
	By:	Carter Validus Operating Partnership, LP,
a Delaware limited partnership, its manager
/s/ Elizabeth Fay
Elizabeth Fay		By:	Carter Validus Mission Critical
Unofficial Witness			REIT, Inc., a Maryland corporation,
its general partner
/s/ April Tutor
Notary Public			By:	/s/ John E. Carter
My commission expires: October 20, 2013				John E. Carter,
Chief Executive Officer

STATE OF FLORIDA	)
) ss.
COUNTY OF HILLSBOROUGH	)

1. This instrument was acknowledged before me this 13th day of March, 2012, by John E. Carter, Chief Executive Officer of Carter Validus Mission Critical REIT, Inc., general partner of Carter Validus Operating Partnership, L.P., manager of DC-2775 Northwoods Parkway, LLC, a Delaware limited liability company, to me known to be the person who executed the foregoing instrument by virtue of the authority vested in him in such capacity and acknowledged that he executed the same as the voluntary act and authorized deed of the limited liability company.

/s/ April Tutor
Notary Public, State of	Florida
My commission expires:	October 20, 2013

EXHIBIT A

LEGAL DESCRIPTION

All that tract or parcel of land containing 3.222 acres lying and being in Land Lot 256 of the 6th District of Gwinnett County, Georgia, and being more fully described as follows:

Beginning at a concrete monument found at the Southerly end of a miter of the right-of-way intersection of the Northeasterly right-of-way of Langford Road, a right-of-way of varying widths (at this point being a 100 foot right-of-way), with the Southeasterly right-of-way of Northwoods Parkway, a right-of-way of varying widths; thence along said right-of-way and miter North 06°07’42” East a distance of 19.41 feet to a  1/2 inch rebar pin found on said Southeasterly right-of-way of Northwoods Parkway; thence along said right-of-way of Northwoods Parkway North 49°24’00” East a distance of 69.97 feet to a point; thence continuing along said right-of-way along a curve to the left having a radius of 507.47 feet an arc distance of 62.44 feet (said arc being subtended by a chord bearing North 45°52’30” East a distance of 62.40 feet) to a point; thence continuing along said right-of-way North 42°21’00” East a distance of 65.55 feet to a point; thence continuing along said right-of-way along a curve to the right having a radius of 447.46 feet an arc distance of 108.07 feet (said arc being subtended by a chord bearing North 49°16’00” East a distance of 107.81 feet) to a point; thence continuing along said right-of-way North 56°11’15” East a distance of 250.36 feet to a point; thence continuing along said right-of-way along a curve to the left having a radius of 600.00 feet an arc distance of 172.43 feet (said arc being subtended by a chord bearing North 51°22’45” East a distance of 171.84 feet) to a point; thence continuing along said right-of-way North 39°57’45” East a distance of 16.73 feet to a nail found and the TRUE POINT OF BEGINNING.

From the TRUE POINT OF BEGINNING thus established thence continuing along said right-of-way North 39°57’45” East a distance of 359.64 feet to a  1/2 inch rebar pin found; thence leaving said right-of-way South 40°35’30” East a distance of 425.22 feet to a  5/8 inch rebar pin found on the Northwesterly right-of-way of a 200 foot right-of-way of Southern Railroad; thence along said Railroad right-of-way South 49°24’30” West a distance of 354.54 feet to a  1/2 inch rebar pin found; thence leaving said right-of-way North 40°37’32” West a distance of 366.20 feet to a nail found on aforesaid Southeasterly right-of-way of Northwoods Parkway and the TRUE POINT OF BEGINNING.

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